Exhibit 99 to Statement of Changes in Beneficial Ownership	Nordson Corp (NDSN)	Transaction Date
Russell Leroy Bauknight	Shares	December 13, 2004
1517 Gervais Street	Sold & Delivered	Remaining
Columbia, SC 29201	49515	Shares
	1.1998%	4,077,514
Cynthia W. Nord Charitable Remainder Unitrust dated June 9, 1994	11683	962,353

Evan W. Nord Charitable Remainder Unitrust dated June 9, 1994	11683	962,353
Evan W. Nord Revocable Trust dated July 6, 1994,	4337	357,194
as supplemented September 21, 1994 and November 18, 1994
Evan W. Nord Grandchild Trust No. 1 dated April 10, 1997	5	403
Evan W. Nord Grandchildren Trust dated September 8, 1997	10	788

Evan W. Nord Trust FBO Bruce B. Nord dated June 2, 1987	365	30,023
Evan W. Nord Trust FBO Ethan W. Nord dated June 2, 1987	365	30,023
Evan W. Nord Trust FBO Kathleen N. Peterson dated June 2, 1987	365	30,023
Evan W. Nord Trust FBO Eric T. Nord dated June 2, 1987	365	30,023
Evan W. Nord Trust FBO Allyson M. Nord dated June 2, 1987	365	30,023
	1825	150,115

Evan W. Nord Trust Agreement FBO Wiley Kennedy dated December 8, 1995	100	8,176
2000 Irrevocable Trust Agreement of Evan W. Nord	701	57,739
2000 Charitable Remainder Trust No. 1 of Evan W. Nord	468	38,490
2000 Charitable Remainder Trust No. 2 of Evan W. Nord	47	3,847
2000 Charitable Remainder Trust No.3 of Evan W. Nord	47	3,847
2000 Charitable Remainder Trust No. 4 of Evan W. Nord	47	3,847
2000 Charitable Remainder Trust No.5 of Evan W. Nord	47	3,847
2000 Charitable Remainder Trust No. 6 of Evan W. Nord	47	3,847
2000 Charitable Remainder Trust No.7 of Evan W. Nord	47	3,847
2000 Charitable Remainder Trust No. 8 of Evan W. Nord	47	3,847
2000 Charitable Remainder Trust No.9 of Evan W. Nord	47	3,847
2000 Charitable Remainder Trust No. 10 of Evan W. Nord	47	3,847
2000 Charitable Remainder Trust No. 11 of Evan W. Nord	47	3,847
2000 Charitable Remainder Trust No. 12 of Evan W. Nord	47	3,847
2000 Charitable Remainder Trust No.13 of Evan W. Nord	47	3,847
2000 Charitable Remainder Trust No. 14 of Evan W. Nord	47	3,847
2000 Charitable Remainder Trust No.15 of Evan W. Nord	47	3,847
2000 Charitable Remainder Trust No. 16 of Evan W. Nord	47	3,847
2000 Charitable Remainder Trust No.17 of Evan W. Nord	47	3,847
2000 Charitable Remainder Trust No. 18 of Evan W. Nord	47	3,847
2000 Charitable Remainder Trust No.19 of Evan W. Nord	47	3,847
2000 Charitable Remainder Trust No. 20 of Evan W. Nord	47	3,847
	18197	1,498,236

Evan W. Nord Trust for Lineal Descendants FBO Allyson N Wandtke dated May 25, 1995	1781	146,681
Evan W. Nord Trust for Lineal Descendants FBO Katheleen N Peterson dated May 25, 1995	1781	146,681
Evan W. Nord Trust for Lineal Descendants FBO Ethan W Nord dated May 25, 1995	1781	146,681
Evan W. Nord Trust for Lineal Descendants FBO Eric T Nord dated May 25, 1995	1781	146,681
Evan W. Nord Trust for Lineal Descendants FBO Bruce B Nord dated May 25, 1995	1781	146,681
Evan W. Nord Charitable Remainder Unitrust FBO Eric Nord and Charitable Purposes dated June 1, 1993, as supplemented July 28, 1994 and May 26, 1995	1781	146,681
Evan W. Nord Charitable Remainder Unitrust FBO Ethan Nord & Charitable Purposes dated June 1, 1993, as supplemented July 28, 1994 and May 26, 1995	1781	146,681
Evan W. Nord Charitable Remainder Unitrust FBO Bruce Nord & Charitable Purposes dated June 1, 1993, as supplemented July 28, 1994 and May 26, 1995	1781	146,681
Evan W. Nord Charitable Remainder Unitrust FBO Katheleen Peterson & Charitable Purposes dated June 1, 1993, as supplemented July 28, 1994 and May 26, 1995	1781	146,681
Evan W. Nord Charitable Remainder Unitrust FBO Allyson N. Wandtke & Charitable Purposes dated June 1, 1993, as supplemented July 28, 1994 and May 26, 1995	1781	146,681
	29493	2,429,163

Total Shares	49515	4,077,514

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